                                                                     Exhibit 3.1

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                              EAGLE BROADBAND, INC.
                                    ARTICLE I

The name of the Corporation is Eagle Broadband, Inc.

                                   ARTICLE II

The period of its duration is perpetual.

                                   ARTICLE III

The purpose or purposes for which the Corporation is organized are:

(a)  To manufacture, repair, buy, sell, service, install, deal in, and to engage in, conduct and carry on the business of manufacturing, repairing, buying, selling, servicing, installing, importing, exporting, and dealing in goods, wares and merchandise of every class and description throughout the world.

(b)  To contract for erection, construction, repair, or improvement of any building, structure or improvement, public or private, and to erect, construct, repair or improve same or any part thereof, and to acquire, own and prepare for use any materials for said purposes.

(c)  To do any or all things necessary or incident to the business of the
     Corporation and to exercise and possess the powers herein set forth as fully as natural persons, whether as principal, agent or otherwise.

(d)  To engage in the transaction of any and all lawful business for which corporations may be incorporated under the Act.

                                   ARTICLE IV

     The total number of shares of stock which the Corporation shall have authority to issue is 350,000,000 shares of common stock, par value $.001 per share ("Common Stock") and 5,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock").

     Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be determined by the Board of
Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting power, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, shall be stated in such resolution or resolutions providing for the issue of such class or series of
Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Texas.

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     Subject to all of the rights of the Preferred Stock or any series thereof described in appropriate articles of incorporation, the holders of the Common
Stock shall be entitled to receive, when, as, and if declared by the Board of
Directors, out of funds legally available therefore, the dividends payable in cash, common stock, or otherwise.

                                    ARTICLE V

     The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars
($1,000.00), consisting of money, labor done, or property actually received, which sum is not less than One Thousand Dollars ($1,000.00).

                                   ARTICLE VI

     The office address of the Corporation's registered office is 910 Gemini,
Houston, Texas 77058, and the name of the registered agent at such address is H.
Dean Cubley.

                                   ARTICLE VII

     Section 1. Initial Board of Directors. The number of directors constituting the Board of Directors of the Corporation is three (3) who need not be residents of the State of Texas or shareholders of the Corporation

     Section 2. Names and Addresses. The names and addresses of the persons who are elected to serve as directors until their successors have been elected and qualified are:

                 Name                                  Address

           H. Dean Cubley                          910 Gemini
                                                   Houston, Texas 77058

           Christopher W. Futer                    910 Gemini
                                                   Houston, Texas 77058

     Section 3. Increase or Decrease of Directors. The number of directors may be increased or decreased from time to time by amendment to the Bylaws; but no decrease shall have the effect of shortening the term of any incumbent director, and the number of directors shall not be decreased to less than two (2) directors. In the absence of a Bylaw fixing the number of directors, the number shall be three (3).

                                  ARTICLE VIII

Preemptive rights shall not be permitted.

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                                   ARTICLE IX

Provisions for the regulations of the internal affairs of the Corporation are:

     Section 1. Voting Rights, Voting for Directors. Upon each matter submitted to a vote at every meeting of the shareholders of the Corporation, every holder of common stock shall be entitled to one (1) vote for each share of common stock standing in his name on the books of the Corporation At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. It is expressly prohibited for any shareholder to cumulate his votes in any election of directors.

     Section 2. Bylaws. The initial Bylaws of the Corporation shall be adopted by its Board of Directors. The Board of Directors shall have the power to alter, amend or repeal the Bylaws from time to time, subject to the reserved power of the shareholders at any meeting of the shareholders to alter, amend or repeal any provision of the Bylaws or to adopt new Bylaws.

                                    ARTICLE X

     No director of the Corporation shall be liable to the Corporation or its shareholders or members for monetary damages for any act or omission in such director's capacity as a director, except for (i) a breach of such director's duty of loyalty to the Corporation or its shareholders or members; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation, or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

                                   ARTICLE XI

     The Corporation shall indemnify all current and former directors and officers of the Corporation to the fullest extent of the applicable law, including, without limitation, Article 2.02-1 of the Texas Business Corporation
Act.

                                   ARTICLE XII

     Any action required by the Texas Business Corporation Act, as amended, to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of shareholders of the Corporation, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                  ARTICLE XIII

     Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or a committee thereof, the Chairman of the Board, President, or by the holders of at least 30%
of all the shares entitled to vote at the proposed special meeting.

                                   ARTICLE XIV

     Without necessity for action by its shareholders, the Corporation may purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

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                                   ARTICLE XV

     Section a. The holders of at least a majority of the shares of the
Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders of the Corporation.

     Section b. No contract or other transaction between the Corporation and one or more of its directors, officers or security holders or between the
Corporation and another corporation, partnership, joint venture, trust or other enterprise of which one or more of the Corporation's directors, officers or security holders are security holders, members, officers, directors or employees or in which they are otherwise interested, directly or indirectly, shall be invalid solely because of such relationship or solely because such a director, officer or security holder is present or participates in any meeting of the
Board of Directors or Committee thereof authorizing the contract or other transaction or solely because his or their votes are counted for such purpose if
(a) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the Board of Directors or committee thereof, and such board or committee in good faith authorizes the contract or other transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors are less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or other transaction are known or disclosed to the shareholders entitled to vote thereon, and the contract or other transaction is approved in good faith by a vote of the shareholders; or (c) the contract or other transaction is fair as to the Corporation as of the time the Corporation enters into such contract or other transaction.

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